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                                                                  EXHIBIT 10.16



                      MANAGEMENT AND AFFILIATION AGREEMENT
                              DATED APRIL 13, 1995
                                    between
                             CASE MANAGEMENT, INC.
                                      and
                   TENNESSEE MENTAL HEALTH COOPERATIVE, INC.


[This agreement is substantially identical in all material respects to the Management and Affiliation Agreement dated April 13, 1995 between Mental Health Cooperative, Inc. and Tennessee Mental Health Cooperative, Inc. filed herewith as Exhibit 10.14, except for the name of the party contracting with Company's subsidiary is Case Management, Inc. and except that this agreement is not subject to the addendum filed as part of Exhibit 10.14 but is modified pursuant to the Addendum to Management and Affiliation Agreement which is filed as part of this exhibit.]
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                                  ADDENDUM TO
                      MANAGEMENT AND AFFILIATION AGREEMENT

        This ADDENDUM TO MANAGEMENT AND AFFILIATION AGREEMENT ("Addendum") is made this 6th day of September, 1995, by and between Case Management, Inc., a Tennessee not-profit corporation ("Provider"), and Tennessee Mental Health Cooperative, Inc., a Tennessee for-profit corporation ("Manager").

                                    RECITALS

        A. Provider and Manager entered into a Management and Affiliation Agreement ("Agreement") and a Provider Services Agreement ("Services Agreement") bearing even date herewith.

        B. Provider and Manager entered into the Agreement and Services Agreement in the anticipation of the expansion of the TennCare program to include the provision of certain covered services to patients who suffer from serious and persistent mental illness ("SPMI").

        C. The expansion of the TennCare program to the SPMI patients has been delayed by the State of Tennessee but the parties hereto wish to implement the Agreement and Services Agreement as hereinafter provided.

        NOW, THEREFORE, Manager and Provider, intending to be legally bound hereby, agree as follows:

                                   AGREEMENT

        1. Effective Date.    The effective date of the Agreement and Services
Agreement shall be October 1, 1995 ("Effective Date"). Section 1.1.1 of the Agreement entitled "Conditions Precedent" is hereby declared null of void and of no force and effect whatsoever.

        2. Letter of Credit.    Section 3.1 of the Agreement requires Manager to
obtain an irrevocable letter of credit ("Letter of Credit") on or before the Effective Date of the Agreement. The parties hereto agree that the obligation to obtain the Letter of Credit shall be deferred until otherwise mutually agreed to be the parties. In lieu of the Letter of Credit, PMR has loaned $500,000 to Manager for one (1) year and has provided a Line of Credit to Manager in the amount of $500,000. PMR shall secure the Line of Credit by maintaining $500,000 in cash or cash equivalents in its bank accounts or by having $500,000 available on PMR's Line of
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Credit from its banks or any combination thereof totaling $500,000. PMR's Line of Credit to Manager shall terminate on the latter of the first anniversary of the Agreement or the implementation of the expansion of the TennCare Program to SPMI patients. The $500,000 loan and $500,000 Line of Credit from PMR to
Manager shall be available to pay Subcapitated Payments to Case Managers under paragraph 5.4.1 of the Agreement.

        3.      Other Case Managers.    Section 2.2 of the Agreement allows
Manager to contract with other Case Managers other than Provider so long as Provider gives its prior written approval. The parties hereto agree that such prior written approval shall only be needed for Case Managers providing services in the State of Tennessee and no such prior written approval shall be required for contracts which Manager enters into with Case Managers who provide services exclusively outside of the State of Tennessee.

        4.      Provider's Board Positions.    Paragraph 4.2.1(iii) of the
Agreement is hereby amended to read, "Manager shall be permitted to designate two (2) additional members of the Provider's Board of Directors (not to exceed a total of three (3) directors, including the director to be designated under Paragraph 4.2.1(ii) hereof), which persons may or may not be employees or affiliates of Manager of PMR, provided, however, that Provider shall have the right to approve each designee, which approval shall not be unreasonably withheld by Provider."

        5.      Independent Annual Audit.    Manager shall cause its financial
records to be independently audited on an annual basis, the cost of which shall be paid for by Manager.

        6.      Case Management Network.    Manager shall use its best efforts
to create a network of entities to provide Case Management services, both inside and outside of the State of Tennessee, and to have these entities become Case Managers under the terms of the Agreement.

        7.      Written Agreement with Mental Health Cooperative, Inc.
Manager shall use its best efforts to assist in the consummation of a formal affiliation agreement between provider and Mental Health Cooperative, which efforts shall be to obtain consummation of an agreement within ninety (90) days of the effective date of the agreement.

        8.      Employment Agreements.    Due to accrued employment benefits
payable to Provider's employees, and for other business reasons, Manager shall agree that Provider shall become a party to any employment agreement(s) that Manager may enter into with individuals employed by Provider who shall become employees of Manager under the terms of the agreement.

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         9.     Case Management Activities and State Grants.    Sections 5.1.1.
and 5.1.4, respectively, shall be revised, as needed, to insure that the language setting forth the scope of the agreement is not restricting the participation or effect of Provider's involvement in the agreement to the state of Tennessee.

        10.     Quarterly Review of Financial Arrangements.    The following
shall be added as Paragraph 5.5.4 to the Agreement. "A breach of this Paragraph
5.5 shall be subject to paragraph 1.3.9 hereof."

        11. Establishing Present Book Value for Old Asset Depreciation. Pursuant to Paragraph 5.1.6 of the Agreement, each Case Manager shall be paid certain amounts from the Capitated Payments and the Grants for depreciation of certain assets. Within twenty (20) days of the Effective Date, Case Manager shall submit to Manager a schedule of all assets eligible for payments for Old Asset Depreciation and the schedule shall include (1) the initial book value of each asset, (2) the dollar amount which each asset has been depreciated by Case Manager through the Effective Date and (3) the difference thereof, which is the present book value, shall be eligible for Old Asset Depreciation over the asset's remaining useful life as originally determined at the time of acquisition by Case Manager.

        12.     Effect of Addendum, Definitions.    All other terms and
conditions of the Agreement shall remain in full force and effect except as modified herein. The definitions of the Agreement shall apply to this Addendum.

                13.1 Wherever in the Agreement the phrase "related psychiatric services" appears, it shall mean "other psychiatric services."

                13.2 In Paragraph 5.1.3 of the Agreement, it is agreed that the "Capitated Payment" shall include payments received for other psychiatric services rendered by Provider.

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        IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the day and year first written above.


        PROVIDER:       CASE MANAGEMENT, INC.
                        a Tennessee non-profit corporation

                        BY:     /s/ W. R. C. SMITH
                                -------------------------------
                                NAME: W. R. C. Smith
                                     --------------------------
                                TITLE: President
                                      -------------------------

        MANAGER:        TENNESSEE MENTAL HEALTH COOPERATIVE,
                        INC., a Tennessee for-profit corporation

                        BY:     /s/ ALLEN TEPPER
                                -------------------------------
                                NAME: Allen Tepper
                                     --------------------------
                                TITLE: Chief Executive Officer
                                      -------------------------






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